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Contact:	US Unwired Ed Moise, Investor Relations (337) 310-3500 ir@usunwired.com

US UNWIRED INC. ANNOUNCES PRICING OF $360 MILLION OF SENIOR SECURED NOTES AND EXPIRATION OF TENDER OFFER FOR OUTSTANDING SENIOR SUBORDINATED DISCOUNT NOTES

Lake Charles, LA (June 10, 2004) — US Unwired Inc. (“US Unwired”) (OTC Bulletin Board:UNWR) today announced that it has priced an offering (the “Offering”) of $360 million aggregate principal amount of senior secured notes, consisting of $125 million aggregate principal amount of first priority senior secured floating rate notes due 2010 (the “2010 Notes”) and $235 million aggregate principal amount of 10% second priority senior secured notes due 2012 (“the 2012 Notes” and together with the 2010 Notes, “the Notes”). The 2010 Notes will bear interest at a rate equal to three-month LIBOR plus 425 basis points and are being offered to investors at a price of 100% of principal amount. The 2012 Notes are being offered to investors at a price of 99.326% of principal amount. The closing of the Offering is scheduled to occur on June 16, 2004, and is subject to customary closing conditions.

US Unwired also announced that the tender offer for $400 million outstanding face amount of its 13 3/8% Senior Subordinated Discount Notes due 2009 expired at 1:00 p.m. on June 10, 2004, with a total of $235,814,000 face amount of notes tendered in the offer. US Unwired intends to accept for purchase and to pay for all of such tendered notes immediately following the closing of the Offering.

The Notes are being offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to persons outside the United States under Regulation S of the Securities Act.

The Notes will not be registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to purchase any of these securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About US Unwired

US Unwired Inc., headquartered in Lake Charles, La., holds direct or indirect ownership interests in five PCS affiliates of Sprint: Louisiana Unwired, Texas Unwired, Georgia PCS, IWO Holdings and Gulf Coast Wireless. Through Louisiana Unwired, Texas Unwired, Georgia PCS and IWO Holdings, US Unwired is authorized to build, operate and manage wireless mobility communications network products and services under the Sprint brand name in 67 markets, currently serving over 650,000 PCS customers. US Unwired’s PCS territory includes portions of Alabama, Arkansas, Florida, Georgia, Louisiana, Mississippi, Oklahoma, Tennessee, Texas, Massachusetts, New Hampshire, New York, Pennsylvania, and Vermont. For more information on US Unwired and its products and services, visit the company’s web site at http://www.usunwired.com. US Unwired is traded on the OTC Bulletin Board under the symbol “UNWR”.

This press release may contain forward-looking statements. Forward-looking statements are statements about current and future business strategy, operations, capabilities, construction plan, construction schedule, financial projections, plans and objectives of management, expected actions of third parties and other matters. Forward-looking statements often include words like believes, belief, expects, plans, anticipates, intends, projects, estimates, may, might, would, or similar words. Forward-looking statements are made pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. Since these forward looking statements are based on factors that involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward looking statements. Such factors include: the competitiveness of and the financial impact of Sprint wireless pricing plans, products and services; the ability of Sprint to provide back office, customer care and other services; consumer purchasing patterns; potential fluctuations in quarterly results; an adequate supply of subscriber equipment; risks related to our ability to compete with larger, more established businesses; rapid technological and market change; risks related to future growth and expansion; the ability to successfully complete the build-out of the IWO Holdings’ network; the potential need for additional capital; future losses; the significant level of indebtedness of the companies; and volatility of US Unwired’s stock price. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from those contained in this press release, please refer to Items 1, 7 and 7A of US Unwired’s Form 10-K for the period ended December 31, 2003, and Item 2 of US Unwired’s Form 10-Q for the period ended March 31, 2004, as filed with the Securities and Exchange Commission.

US Unwired does not undertake to update or revise any forward-looking statement contained herein.

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